UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MICROS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROS SYSTEMS, INC.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 16, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MICROS Systems, Inc. (“MICROS” or the “Company”) will be held at 11:00 a.m. Eastern Standard Time on Friday, November 16, 2007, at the MICROS Corporate Headquarters Building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046, for the following purposes:

(1)
To elect six directors to hold office for one-year terms and until their respective successors are duly elected and qualified (“Proposal 1”) (the Board of Directors recommends a vote FOR the election of the nominated directors);

(2)
To consider ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2008 fiscal year (“Proposal 2”) (the Board of Directors recommends a vote FOR such proposal);

(3)
To consider approval of an amendment to the Company’s Articles of Incorporation that provides for an increase in the aggregate number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 120,000,000 shares (“Proposal 3”) (the Board of Directors recommends a vote FOR such proposal);

(4)
To consider an amendment to the Company’s 1991 Stock Option Plan to authorize the issuance of an additional 600,000 shares of Common Stock under the Option Plan (“Proposal 4”) (the Board of Directors recommends a vote FOR such proposal); and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The close of business on October 3, 2007, has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Columbia, Maryland	By:	/s/ Thomas L. Patz
October 18, 2007		Thomas L. Patz, Executive Vice President,
Strategic Initiatives, General Counsel and Corporate Secretary
WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MICROS SYSTEMS, INC.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

PROXY STATEMENT

Annual Meeting of Shareholders
November 16, 2007

VOTING RIGHTS AND PROXY SOLICITATION

This Proxy Statement is furnished to Shareholders of MICROS Systems, Inc. (“MICROS” or the “Company”) in connection with the solicitation by the Board of Directors of MICROS of proxies to be used at the Annual Meeting of Shareholders to be held on Friday, November 16, 2007, 11:00 a.m. Eastern Standard Time, at the MICROS Corporate Headquarters Building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046, and at any adjournments or postponements thereof.

It is anticipated that this Proxy Statement and form of proxy will initially be mailed to Shareholders on or about October 18, 2007.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 4. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in their discretion.

The presence of a Shareholder at the Annual Meeting will not automatically revoke such Shareholder’s proxy. Shareholders may, however, revoke a proxy at any time before its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The Company will bear the cost of solicitation of proxies in the enclosed form. In addition to the solicitation of proxies by mail, the Company, through its Directors, officers and regular employees, may also solicit proxies personally or by telephone, e-mail, or fax. We will reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to beneficial owners of shares of MICROS Common Stock. The Company may retain a proxy solicitor if it determines that such action is appropriate.

Each share of Company Common Stock entitles the holder to one vote. There are no cumulative voting rights.

The close of business on October 3, 2007 has been fixed as the record date for determination of Shareholders entitled to vote at the meeting. On that date, 41,139,286 shares of Common Stock were outstanding. The presence in person or by proxy of Shareholders holding of record a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Proxy cards received by the Company but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but shares held by a broker for the account of a customer who has not provided voting instructions to the broker and with respect to which the broker does not have authority to vote (“broker-non-votes”) will not be included in the calculation of the number of shares considered to be present at the Annual Meeting if the broker is unable to vote with respect to any matter. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.

A plurality of all votes cast at the meeting is required for the election of directors. “Plurality” means that the individuals who receive the highest number of votes cast are elected as directors. A majority of all votes cast at the meeting is required for the adoption of each of Proposal 2 and Proposal 4. With respect to the election of directors and Proposals 2 and 4, broker non-votes and abstentions shall have no effect. To be approved, Proposal 3 requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

A copy of the Company’s Annual Report to Shareholders for its fiscal year ended June 30, 2007 accompanies this Proxy Statement. The Company has filed an Annual Report on Form 10-K for its fiscal year ended June 30, 2007 with the U.S. Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of such Annual Report on Form 10-K by writing to the Corporate Secretary at the Company’s address set forth above. Our Annual Report on Form 10-K is also available from the SEC website, www.sec.gov, or through the Company’s website www.micros.com. The information on our website is not incorporated into and is not a part of this Annual Report. The references to our and the SEC’s websites are intended to be inactive textual references only.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with SEC regulations and means voting or investment power with regard to shares of Company Common Stock.  The number of shares beneficially owned by a person includes shares of the Company’s Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2007. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The following table lists the number of shares of the Company’s Common Stock beneficially owned as of August 31, 2007, unless otherwise noted, by (1) all Shareholders known by the Company to beneficially own more than five percent of the Company’s outstanding Common Stock, (2) each of the Directors, (3) each executive officer of the Company named in the Summary Compensation Table below, and (4) all Directors and executive officers of the Company as a group:

Individual or Group (1)	Number of Shares of Common Stock Beneficially Owned as of August 31, 2007 (2)		Percent of Class

A. L. Giannopoulos	280,000	(3)	Less than 1%
Chairman of the Board, President and Chief Executive Officer
Louis M. Brown, Jr	307,260	(4)	Less than 1%
Vice Chairman of the Board
B. Gary Dando	3,000	(5)	Less than 1%
Director
John G. Puente	24,000	(6)	Less than 1%
Director
Dwight S. Taylor	2,500		Less than 1%
Director
William S. Watson	2,200		Less than 1%
Director
Daniel G. Interlandi	8,816		Less than 1%
Executive Vice President, North American Region
Bernard Jammet	110,314	(7)	Less than 1%
Executive Vice President, Latin American Region
Gary C. Kaufman	107,794	(8)	Less than 1%
Executive Vice President, Finance and Administration and
Chief Financial Officer

Thomas L. Patz	143,750	(9)	Less than 1%
Executive Vice President, Strategic Initiatives, General Counsel and Corporate Secretary

Directors and Executive Officers as a group (13 persons).......	1,281,541	(10)	3.1%

Columbia Wanger Asset Management, L.P 227 West Monroe, Suite 3000, Chicago, IL 60606	2,265,500	(11)	5.56%

Neuberger Berman LLC 605 Third Avenue, New York, NY 10158	2,717,554	(11)	6.67%

Barclays Global Investors, NA 45 Fremont Street, San Francisco, CA 94105	2,151,624	(11)	5.28%

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046.
(2)
Information with respect to beneficial ownership is based on information furnished to the Company by the beneficial owner. Unless otherwise noted, the beneficial owner has sole voting and sole investing power with respect to the listed shares.

(3)	Includes options to purchase 280,000 shares that are currently exercisable.
(4)	Includes options to purchase 162,128 shares that are currently exercisable or exercisable within 60 days.
(5)	Includes 2,000 shares of Common Stock jointly owned with his wife and 1,000 shares of Common Stock held by his wife, with respect to which Mr. Dando has investment power.
(6)	Does not include 2,000 shares of Common Stock held by his wife, with respect to which Mr. Puente disclaims any beneficial interest.
(7)
Includes options to purchase 95,382 shares currently exercisable or exercisable within 60 days. Does not include 4,000 shares of Common Stock held by his mother, with respect to which Mr. Jammet disclaims any beneficial interest.

(8)	Includes options to purchase 91,418 shares currently exercisable or exercisable within 60 days.
(9)	Includes options to purchase 123,822 shares currently exercisable or exercisable within 60 days.
(10)	Includes options to purchase 961,698 shares currently exercisable or exercisable within 60 days.
(11)	The information provided with respect to this beneficial owner in the table above is based upon information filed with the SEC by this beneficial owner as of June 30, 2007.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Six Directors are to be elected at the Annual Meeting, each to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified. Unless authority to vote is expressly withheld, proxies received pursuant to this solicitation will be voted for the election of the six nominees named below. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the Director nominees listed below. Management believes that all such nominees will serve if elected as Directors. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors, unless the Board of Directors determines to reduce the size of the Board. Pursuant to the Company’s By-Laws, the number of Directors may be no less than three and no more than nine Directors. The Board previously has fixed the size of the Board of Directors at six members, and has nominated each of the incumbent Directors for re-election.

During the fiscal year ended June 30, 2007, the Board of Directors held eight meetings. Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which he was a member.

The Board of Directors has determined that each of B. Gary Dando, John G. Puente, Dwight S. Taylor and William S. Watson is an independent director within the meaning of the rules of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the three Board committees is also independent within the meaning of the rules of the NASDAQ Stock Market, including additional requirements relating to Audit Committee members.

The Audit Committee of the Board of Directors is comprised of Mr. Dando, who is the Audit Committee chairman, and Messrs. Puente and Watson. The Board of Directors has determined that Mr. Dando is an “audit committee financial expert” as that term is defined in SEC regulations. The Audit Committee met four times during the fiscal year ended June 30, 2007. The Audit Committee is responsible for reviewing the Company’s financial reporting functions and financial information provided to Shareholders and others, and internal control over financial reporting. In addition, the Audit Committee (subject to shareholder approval) selects the firm to be engaged as the Company’s independent registered public accounting firm, and reviews and approves the firm’s performance of accounting services and other permissible non-audit services. The Audit Committee also has oversight responsibility for the Company’s internal audit function. The Board of Directors has approved a written charter of the Audit Committee that defines its roles and responsibilities. The Audit Committee’s written charter is available on the Company’s website at the following url: (http://www.micros.com/CompanyInformation/InvestorRelations/CorporateGovernance/).

The Compensation Committee of the Board of Directors is comprised of Mr. Puente, who is the Compensation Committee chairman, and Messrs. Taylor and Watson. The Compensation Committee met three times in the fiscal year ended June 30, 2007. The Compensation Committee is responsible for analyzing and approving, among other things, executive compensation, including executive bonuses, and the issuance of stock options under the 1991 Stock Option Plan. The Board of Directors has approved a written charter of the Compensation Committee that defines its roles and responsibilities, and this written charter is available on the Company’s website at the following url: (http://www.micros.com/CompanyInformation/InvestorRelations/CorporateGovernance/).

The Nominating Committee of the Board of Directors is comprised of Messrs. Taylor and Watson. The Nominating Committee did not convene any formal meetings in fiscal year 2007. The Nominating Committee is responsible for identifying and interviewing individuals who may be qualified to serve as new Board members. The independent directors, upon recommendation by the Nominating Committee, approved the nominees described in this proxy statement. When necessary to identify and evaluate nominees, the Nominating Committee may use a variety of methods, including recommendations from Company management, other Board members, and outside sources. The Nominating Committee will also consider recommendations for Director candidates from Shareholders, provided there are vacancies. Shareholder recommendations of candidates should be submitted in writing to the Company at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289, Attention: Corporate Secretary. To enable consideration of the candidate in connection with our 2008 Annual Meeting, a Shareholder must have submitted the following information by June 20, 2008: (i) the name of the candidate and detailed information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (ii) information about the relationship between the candidate and the recommending Shareholder; (iii) the consent of the candidate to serve as a Director; and (iv) proof of the number of shares of the Company’s common stock that the recommending Shareholder owns and the length of time the shares have been owned. In considering any candidate proposed by a Shareholder, the Nominating Committee generally will reach its conclusion based on the candidate’s business and professional experience, range of skills and perspectives, and commitment to ethical business practices. The Committee may seek additional information regarding the candidate. After full consideration, the Shareholder proponent will be notified of the decision of the Committee. The Committee will consider all potential candidates in the same manner regardless of the source of the recommendation. The Board of Directors has approved a written charter of the Nominating Committee that defines its roles and responsibilities. The Compensation Committee’s written charter is available on the Company’s website at the following url: (http://www.micros.com/CompanyInformation/InvestorRelations/CorporateGovernance/).

Shareholders may send correspondence to the Board of Directors or to any individual Director at the following address: MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, Attn: Corporate Secretary. The communication should indicate that the sender is a Shareholder. Based on procedures approved by the Board of Directors, the Corporate Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The Corporate Secretary will review and log all other communications and subsequently deliver them to the specified Directors.

The Company strongly encourages members of the Board of Directors to attend each Annual Meeting. All members of the Board of Directors attended last year’s Annual Meeting (held on November 17, 2006), and all currently intend to attend the 2007 Annual Meeting.

Information as to Nominees

The following table sets forth information regarding nominees for election as Directors:

Nominees for Directors	Age	Director Since	Position Held in MICROS
A. L. Giannopoulos	67	1992	Chairman, President, and Chief Executive Officer
Louis M. Brown, Jr.	64	1977	Vice Chairman of the Board
B. Gary Dando	65	2003	Director
John G. Puente	77	1996	Director
Dwight S. Taylor	62	1997	Director
William S. Watson	63	2000	Director

The following are the brief biographical descriptions of the nominees for election as Directors:

Louis M. Brown, Jr., 64, has been a Director of the Company since 1977.  Mr. Brown held the position of President and Chief Executive Officer of the Company from January 1986 until his appointment as Chairman of the Board in January 1987.  In April 2001, Mr. Brown tendered his resignation as Chairman, and was appointed Vice Chairman.  He currently also serves as Chairman of Precision Auto Care, Inc., and as President and a director of IDEAS, Inc. He is a graduate of the Johns Hopkins University (B.E.S.-E.E.).

B. Gary Dando, 65, has been a Director of the Company since November 2003.  Retiring in June 2001, Mr. Dando worked for Ernst & Young LLP for 37 years, the last 25 of which he served as a partner. Additionally, Mr. Dando is currently a member of the Board of Trustees, University System of Maryland Foundation, Inc., where he is also a member of the Finance Committee and Chairman of the Spending Policy Committee, and from July 2001 to June 2007 the University of Maryland College Park Foundation, where he was a member of the Budget and Audit Committee.  Mr. Dando is a 1964 graduate of the University of Maryland, with a Bachelor of Science degree in Accounting.

A. L. Giannopoulos, 67, is currently a Director, a position he has held since March 1992, President and Chief Executive Officer of the Company, a position he has held since May 1993, and Chairman of the Board, a position he has held since April 2001. Before 1992, Mr. Giannopoulos served in a variety of positions for Westinghouse, most recently as General Manager of the Westinghouse Information and Security Systems Divisions. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

John G. Puente, 77, has been a Director of the Company since May 1996. Mr. Puente is also currently on the Board of Directors of Primus Telecommunications, and is currently Chairman of the Board of Trustees of Capitol College. Previously, Mr. Puente has served as Chairman of Telogy Networks, Inc., Chairman and Chief Executive Officer of Orion Network Systems, and Vice Chairman of M/A-Com.  He was also a founder and Chairman of Digital Communications Corporation (now Hughes Network Systems) and SouthernNet.  Mr. Puente is a graduate of Polytechnic Institute of New York, and holds a Masters degree from Stevens Institute of Technology.

Dwight S. Taylor, 62, has been a Director of the Company since 1997.  Mr. Taylor currently also serves on the Trustee Boards of the Baltimore Polytechnic Institute Foundation, Capitol College, and Lincoln University, and sits on the Board of Directors of T. Rowe Price Group, Inc. Currently, Mr. Taylor serves as President of COPT Development & Construction Services, LLC, a subsidiary of Corporate Offices Properties Trust, a publicly held real estate investment trust.  Previously, Mr. Taylor was employed by Constellation Real Estate, Inc.  Mr. Taylor is also past President of the Maryland Chapter of the National Association of Industrial and Office Properties (“NAIOP”), and a member of the NAIOP National Board.  Mr. Taylor is a 1968 graduate of Lincoln University with a Bachelor of Arts degree in Economics.

William S. Watson, 63, has been a Director of the Company since 2000.  He currently serves as Chairman of ISM, and is the Managing Partner of ISM’s consulting arm, The Prism Partnership, LLC.  Mr. Watson also serves as Chairman and Executive Vice President of TLX, Inc.  Previously, Mr. Watson had served as Vice President of Strategic Marketing for ITT-Sheraton Hotels, and Executive Vice President, Chief Operating Officer of Best Western International.  Mr. Watson is a 1964 graduate of Croydon Polytechnic, with a degree in Mechanical Engineering.

The Board of Directors recommends a vote FOR election of the six nominees as Directors.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we discuss the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

INTRODUCTION

Our compensation programs are designed to fairly compensate our executive officers and enable us to attract and retain highly qualified managers. The Compensation Committee determines the compensation to be paid to our executive officers, and its determination is based on its evaluation of the individual performance of our executive officers, the financial results achieved by the business units that they managed, and our overall financial results for the period. In most respects, the process used by the Compensation Committee is qualitative rather than quantitative. Except with regard to certain elements of our annual incentive bonus payout, the Compensation Committee does not use strict formulae in determining compensation levels.

We did not use the services of a compensation consultant in fiscal year 2007. We subscribe to various compensation surveys (including Culpepper and Associates, Business and Legal Reports, and various online surveys) and from time to time we consider other publicly available compensation information such as the proxy statements of other publicly-traded companies. However, in making its determinations, the Compensation Committee does not generally benchmark the executive compensation it offers against the compensation offered by peer group companies.

FISCAL YEAR 2007 COMPENSATION

As described below, the principal elements of fiscal year 2007 compensation for our named executive officers were base salary, annual bonus, and long-term incentives in the form of stock options.

Base Salary

We determine salary increases for our executive officers, including our named executive officers, through trying to satisfy three discrete objectives: rewarding individual performance, protecting against inflation, and retaining our executive officers. Accordingly, the Compensation Committee considers overall corporate performance and, for those executives with management responsibility for particular business units, the financial results for those business units. The Compensation Committee also generally considers the impact of increases in the cost of living. The Compensation Committee does not use a mathematical formula to determine increases, but makes a qualitative assessment in consultation with Mr. Giannopoulos. Mr. Giannopoulos’ salary is mandated by the terms of his employment agreement.

Based upon this analysis, the Compensation Committee authorized the following salary increases:

Name	Salary Increase (%)	Fiscal 2007 Annual Base Salary ($)
A. L. Giannopoulos	36.4	1,500,000
Gary C. Kaufman	15.2	760,000
Thomas L. Patz	12.5	619,000
Daniel G. Interlandi	10.0	468,000
Bernard Jammet	10.0	363,000

Bonus

We pay incentive bonuses to the named executive officers. The objective of the incentive bonuses is to provide additional motivation to the named executive officers to enhance performance on a company-wide or business-unit-wide basis, as appropriate, thereby enhancing the prospects for improved shareholder return.

Before the commencement of each fiscal year, the Compensation Committee establishes target bonuses for each of the named executive officers (other than for Mr. Giannopoulos, whose $700,000 target bonus was stipulated in his employment agreement), based on the named executive officer’s position and responsibilities. In fiscal year 2007, the target bonuses were 50 percent of the base salary of the named executive officers. The Compensation Committee did not determine the amount of the target bonuses on the basis of any arithmetic formula.

As described more fully below, the annual incentive bonuses for Messrs. Giannopoulos, Kaufman and Patz were based on the extent to which our actual fiscal year 2007 revenues and income before taxes exceeded our budget. We selected revenues as a performance measure for our incentive bonuses because we believe revenue growth is a principal indicator of our ability to compete effectively, gain additional market share and penetration, and realize economies of scale that can enhance margins. We selected income before taxes as the other performance measure because we believe that it provides a fundamental, “bottom line” indication of executive performance. We use income before taxes, rather than after-tax income, because tax rate fluctuations often are related to factors that are out of control of management, and we believe that bonus awards should not be affected positively or negatively by these fluctuations. Our budgeted revenue and income before taxes amounts were $778,000,000 and $127,692,000, respectively.

In computing the bonus payout, we multiply one-half of the target bonus by the percentage of budgeted revenues represented by actual revenues, and the remaining one-half of the target bonus by the percentage of budgeted income before taxes represented by actual income before taxes, in each case only if the percentage is at least 100 percent. In fiscal year 2007, our actual revenues were 100.99 percent of budgeted revenues, and our actual income before taxes was 106.23 percent of budgeted income before taxes. Accordingly, the incentive bonus amounts payable to Messrs. Giannopoulos, Kaufman and Patz equaled 103.61 percent of their respective target bonuses.

For Messrs. Jammet and Interlandi, we used a similar methodology, but applied the revenues and income before taxes measures to their respective business units: for Mr. Jammet, the Latin America region, and for Mr. Interlandi, North American dealers and district offices. The reasons for selecting these measures for Messrs. Jammet’s and Interlandi’s respective business units were essentially similar to those described above with respect to Messrs. Giannopoulos, Kaufman and Patz.

The Compensation Committee has the discretion to reduce the incentive bonuses calculated pursuant to the above formulae, but did not exercise this discretion in fiscal 2007.

We sometimes supplement the amounts payable in accordance with the above with additional discretionary bonuses. For fiscal year 2007, the Compensation Committee awarded each of the named executive officers additional discretionary bonuses in recognition of our strong performance for the 2007 fiscal year, noting particularly that our operating profit on a consolidated basis after accrual of all discretionary bonuses exceeded our internally-set expectations. The Compensation Committee also considered worldwide growth rates and new customer contract signings as part of its analysis of bonuses to be awarded for fiscal year 2007.

The following table provides information regarding our bonus payments in fiscal 2007:

Name	Target Bonus ($)	Target Bonus as a Percentage of Salary (%)	Total Bonus Payout (per formulae) ($)	Total Supplemental Bonus ($)	Total Bonus ($)
A. L. Giannopoulos	700,000	46.7	725,270	400,000	1,125,270
Gary C. Kaufman	380,000	50.0	393,718	250,000	643,718
Thomas L. Patz	310,000	50.1	321,191	250,000	571,191
Daniel G. Interlandi	200,000	42.7	101,714	0	101,714
Bernard Jammet	181,500	50.0	200,739	0	200,739

Stock Options

Stock options are directly linked to shareholder value, since the value of stock options is dependent on increases in the market price of our stock. Therefore, the principal objective of our stock option grants is to align the interests of our executives to our shareholders. In addition, our stock option awards are designed to serve as an incentive to continued employment, since they typically vest over a period of three years.

The Compensation Committee’s grant of stock options in fiscal year 2007 was not based on objective criteria. Mr. Giannopoulos recommended to the Committee the number of shares underlying stock options to be granted to employees, including the named executive officers. Mr. Giannopoulos has declined to accept any stock options since November 2004. He recommended that the other named executive officers with company-wide authority, namely Messrs. Kaufman and Patz, each be granted options to purchase 65,000 shares and that Messrs. Interlandi and Jammet, who have responsibility over particular business units each receive a grant of 15,000 shares. The principal factors underlying the recommendations included the company’s overall financial performance, the responsibilities and personal performance of each named executive officer, and an evaluation of the strategic assignments on which the named executive actively works. For fiscal year 2007, the Compensation Committee approved the recommendations made by Mr. Giannopoulos.

The number of shares underlying stock options granted to the named executive officers are set forth below in the Grants of Plan Based Awards table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the Grants of Plan Based Awards table. The dollar amounts shown in the Summary Compensation Table generally reflect the dollar amounts recognized for financial statement purposes. Therefore, it includes amounts with respect to only a portion of the stock options granted in fiscal year 2007, while also including amounts from earlier option grants. See the footnotes to the Summary Compensation Table for further information.

Other

We do not provide perquisites or personal benefits to the named executive officers other than standard health benefits available to all employees. We do not offer to the named executive officers any reimbursement for financial services, air travel (other than reimbursement for business travel), country club memberships, or car allowances.

STOCK OPTION GRANT PRACTICES

While the Compensation Committee generally makes decisions regarding the grant of options throughout the year, it limits the effective dates of any grant to the next succeeding “authorized grant date.” There are five authorized grant dates each year: (i) the day of the annual meeting of stockholders; (ii) the third business day after the public release of the quarterly earnings for the quarter ending March 31; (iii) the third business day after the public release of the annual earnings for the fiscal year ending June 30; (iv) the third business day after the public release of the quarterly earnings for the quarter ending September 30; and (v) the third business day after the public release of the quarterly earnings for the quarter ending December 31. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events.

RETIREMENT AND OTHER POST-EMPLOYMENT PLANS AND AGREEMENTS

We have several plans and agreements that enable our named executive officers to accrue retirement benefits as the executives continue to work for us or that provide severance benefits upon certain types of employment termination events. These plans and agreements have been adopted and amended at various times over the past 12 years and have been designed to be a part of a competitive compensation package.

The MICROS Systems Inc. 401(k) Retirement Plan - This plan is a tax-qualified defined contribution plan available to our employees. All of the named executive officers participate in this plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations (which, among other things, limited annual contributions in 2007 to $15,500), up to a maximum of 100 percent of his or her eligible compensation on a pre-tax basis. The plan does not permit after-tax contributions. We provide matching contributions targeted at 50 percent of the first 5 percent of eligible compensation contributed by the employee. Amounts credited to an employee’s account in the plan may be invested among a number of funds. MICROS Systems, Inc. common stock is not currently offered as an investment. A participant’s account is adjusted to reflect the rate of return, positive or negative, of the investment.

Supplemental Executive Retirement Plan (“SERP”) - Our SERP is a defined benefit plan that provides ten annual payments, each equal to a percentage of the participant’s annual salary, at the time of the participant’s retirement or earlier death. All of the named executive officers participate in the SERP. The percentage of salary subject to the annual payment ranges from 18 percent to 30 percent depending on the age of the participant at the time of retirement or death. No payment is made if the participant terminates employment for a reason other than death prior to the participant’s 62nd birthday. See the narrative accompanying the Nonqualified Deferred Compensation table for further information.

Change of Control and Severance Provisions in Employment Agreements with Messrs. Giannopoulos, Kaufman and Patz - Our employment agreements with Messrs. Giannopoulos, Kaufman and Patz each provide for payments upon termination by the company other than for “good cause” and upon a termination by the executive for “good reason” or following a “change of control”. Mr. Giannopoulos’ agreement differs from Messrs. Kaufman’s and Patz’s with respect to the scope of the payments and the definition of “change of control”. See “Severance Payments” below for additional information. We included the change of control payment provisions to provide some financial security to the executives; this should enhance management stability during a period where there may be uncertainty associated with a change of control. These change of control arrangements also are designed to assure that the covered executives consider fully and support, if appropriate, any proposed corporate transactions involving a change of control that may be in the best interests of our shareholders. The termination payment provisions also provide financial security and clear statements of the rights of the executive officers, and protect against a change in employment and other terms that would be unfavorable to the executive officer.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its three other highest paid executive officers, other than the chief financial officer, unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock option plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options. However, the availability of tax deductions is not a factor that the Compensation Committee considers in determining the amounts or types of compensation offered.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

As noted above, in connection with fiscal year 2007 compensation for executive officers, Mr. Giannopoulos provided recommendations to the Compensation Committee; however, Mr. Giannopoulos did not make recommendations as to his own compensation. While the Compensation Committee used this information and valued Mr. Giannopoulos’ recommendations, the Compensation Committee made the ultimate decisions regarding executive compensation. Mr. Giannopoulos did not participate in the Compensation Committee vote on his own compensation.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on its review and discussions, the Compensation Committee has recommended to the Company’s Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

JOHN G. PUENTE (Chairman)
DWIGHT S. TAYLOR and WILLIAM S. WATSON
Members of the Compensation Committee

2007 Summary Compensation Table

The following table provides information on the compensation paid to each of the five named executive officers during fiscal year 2007.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)(2)	All Other Compen-sation ($)(3)	Total ($)

A. L. Giannopoulos	2007	1,500,000	1,125,270	N/A	0	0	1,197,486	5,500	3,828,256
Chairman,
President and
Chief Executive
Officer

Gary C. Kaufman	2007	760,000	643,718	N/A	1,609,560	0	192,169	5,500	3,210,947
Executive Vice
President, Finance
and Administration,
and Chief
Financial Officer

Thomas L. Patz	2007	619,000	571,191	N/A	1,516,646	0	48,339	6,902	2,762,078
Executive Vice
President, Strategic
Initiatives, General
Counsel and
Corporate Secretary

Daniel G. Interlandi (4)	2007	468,000	101,714	N/A	574,762	0	85,127	6,829	1,236,432
Executive Vice
President, North
American Sales

Bernard Jammet	2007	363,000	200,739	N/A	481,849	0	38,720	5,912	1,090,220
Executive Vice
President, Latin
American Region

(1)
This column represents the dollar amount recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with Statement of Financial Accounting Standards No. 123 (revised) (“SFAS 123R”) for the stock options granted to each of the named executive officers in the past three fiscal years. For additional information on the assumptions underlying the valuation of these awards for the 2007 grants, see Note 2 of the Company’s financial statements in the Form 10-K for the fiscal year ended June 30, 2007, as filed with the SEC.

(2)	Represents the annual increase in actuarial value of the Company’s Supplemental Executive Retirement Plan.
(3)	Represents the Company’s contributions to the 401(k) savings plan for the named executive officers.
(4)	Mr. Interlandi retired from MICROS effective August 15, 2007.

Each of Messrs. Giannopoulos, Kaufman, and Patz has a written employment agreement that specifies certain important terms of their employment. Copies of those agreements, including various amendments thereto, have been filed with the SEC as exhibits to our quarterly or annual reports, or as exhibits to current reports on Form 8-K.

Under Mr. Giannopoulos’ employment agreement, which, as amended, is in effect until June 30, 2011, Mr. Giannopoulos was entitled to receive a base salary of $1,100,000 and had a target bonus set at $700,000 during fiscal year 2007.

Mr. Kaufman’s and Mr. Patz’s employment agreements, as amended, are in effect until September 30, 2010. Thereafter, the agreements renew each year for additional one-year periods, unless either party elects to terminate the agreement in accordance with its provisions. While neither agreement specified an annual salary or a target bonus for fiscal year 2007, the agreements for Messrs. Kaufman and Patz provide that their respective salaries cannot be reduced from that offered in a prior year. Subject to the preceding sentence, the determination of salaries and target bonuses for Messrs. Kaufman and Patz is left to the discretion of the Compensation Committee.

Grants of Plan-Based Awards (Fiscal 2007)

The following table provides information regarding stock options awarded to the named executive officers during fiscal year 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

A. L. Giannopoulos	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A	0
Gary C. Kaufman	11/17/06	N/A	N/A	N/A	N/A	N/A	N/A	N/A	65,000	51.82	1,473,628
Thomas L. Patz	11/17/06	N/A	N/A	N/A	N/A	N/A	N/A	N/A	65,000	51.82	1,473,628
Daniel G. Interlandi	11/17/06	N/A	N/A	N/A	N/A	N/A	N/A	N/A	15,000	51.82	340,068
Bernard Jammet	11/17/06	N/A	N/A	N/A	N/A	N/A	N/A	N/A	15,000	51.82	340,068

The terms of the stock options awarded to each named executive officer are as provided generally in our stock option plan. In general, an option may not be exercised within one year after the date of grant and becomes exercisable in installments during its term as determined by the Board of Directors or Compensation Committee, in accordance with the terms of the 1991 Option Plan. If an option holder dies or becomes disabled, his or her option becomes fully exercisable and may be exercised for one year following the termination of employment. If the option holder retires after attaining age 62, his or her option becomes fully exercisable and may be exercised for three months following retirement, unless otherwise extended by the Compensation Committee. If termination occurs for any other reason other than misconduct, an option may be exercised, to the extent exercisable at termination, for 30 days after termination of employment. No option may be exercised after the expiration of its term. The exercise price of the shares of Common Stock covered by an option may not be less than the fair market value of the Common Stock on the date of grant, which, under our stock option plan, is a price not less than the last sales price on the date of grant reported for the Common Stock on the NASDAQ Stock Market.

In accordance with applicable provisions of his employment agreement with respect to stock options granted to Mr. Giannopoulos, options that had not yet vested will vest immediately upon his retirement, as he is currently over the retirement age of 62. Further, even after his termination of employment, whether because of retirement, disability or death, his options shall continue in existence for a period of ten years after the actual grant date, exercisable at any time by either him or his estate, as the case may be, before each option’s expiration on the tenth year anniversary of the grant date. Mr. Giannopoulos has not received any awards of stock options since November 2004.

Outstanding Equity Awards at Fiscal 2007 Year End

The following table provides information concerning all of the unexercised stock options held by the named executive officers as of June 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Under-lying Un-exercised Options (#) Exer-cisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. L.	140,000	0	0	24.44	11/18/09	N/A	N/A	N/A	N/A
Giannopoulos	140,000	0	0	33.35	11/18/14
	280,000	0	0

Gary C.	4,752	0	0	21.04	11/20/13	N/A	N/A	N/A	N/A
Kaufman(1)	60,000	30,000	0	33.35	11/18/14
	26,666	53,334	0	47.43	11/17/15
	0	65,000	0	51.82	11/16/16
	91,418	148,334	0

Thomas L.	21,908	0	0	24.44	11/18/09	N/A	N/A	N/A	N/A
Patz(2)	21,916	0	0	21.04	11/20/13
	53,332	26,668	0	33.35	11/18/14
	26,666	53,334	0	47.43	11/17/15
	0	65,000	0	51.82	11/16/16
	123,822	145,002	0

Daniel	25,908	0	0	24.44	11/18/09	N/A	N/A	N/A	N/A
Interlandi(3), (5)	26,200	0	0	12.58	11/18/11
	60,000	0	0	21.04	11/20/13
	20,000	10,000	0	33.35	11/18/14
	10,000	20,000	0	47.43	11/17/15
	0	15,000	0	51.82	11/16/16
	142,108	45,000	0

Bernard	32,050	0	0	12.58	11/18/11	N/A	N/A	N/A	N/A
Jammet(4)	40,000	0	0	21.04	11/20/13
	13,332	6,668	0	33.35	11/18/14
	10,000	20,000	0	47.43	11/17/15
	0	15,000	0	51.82	11/16/16
	95,382	41,668	0

(1)	Includes 148,334 option shares unexercisable at June 30, 2007 that are scheduled to vest as follows: 78,333 shares in 11/07; 48,334 shares in 11/08 and 21,667 shares in 11/09.

(2)	Includes 145,002 option shares unexercisable at June 30, 2007 that are scheduled to vest as follows: 75,001 shares in 11/07; 48,334 shares in 11/08 and 21,667 shares in 11/09.
(3)	Includes 45,000 option shares unexercisable at June 30, 2007 that are scheduled to vest as follows: 25,000 shares in 11/07; 15,000 shares in 11/08 and 5,000 shares in 11/09.
(4)	Includes 41,668 option shares unexercisable at June 30, 2007 that are scheduled to vest as follows: 21,668 shares in 11/07; 15,000 shares in 11/08 and 5,000 shares in 11/09.
(5)	Subsequent to June 30, 2007, Mr. Interlandi exercised all of the 142,108 exercisable shares of options in conjunction with his retirement in August 2007.

Option Exercises and Stock Vested (Fiscal 2007)

The following table provides information concerning stock options that were exercised during fiscal year 2007 by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
A. L. Giannopoulos	0	0	N/A	N/A
Gary C. Kaufman	233,072	6,637,687	N/A	N/A
Thomas L. Patz	209,000	6,486,846	N/A	N/A
Daniel G. Interlandi	98,406	3,554,078	N/A	N/A
Bernard Jammet	96,000	2,744,738	N/A	N/A

(1) Determined based on the market price of the Company’s Common Stock on the exercise date less the option exercise price paid for those shares.

Pension Benefits (Fiscal 2007)

The estimated retirement benefit for each of the named executive officers from the SERP, assuming retirement at age 65 (the “Normal Retirement”) and the named executive officers’ base salary remaining constant at fiscal year 2007 amounts is as follows:

Name	Estimated Annual Benefit Starting at Age 65 ($)
A. L. Giannopoulos	450,000
Gary C. Kaufman	228,000
Thomas L. Patz	185,700
Daniel G. Interlandi	140,400(1)
Bernard Jammet	108,900

(1) As Mr. Interlandi retired effective August 15, 2007, which was before his 62nd birthday, he will not be entitled to receive any benefit under the SERP plan.

As of June 30, 2007, the present value of accumulated benefit from the plan for each of the named executive officers was as follows:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
A. L. Giannopoulos	SERP	N/A	3,456,601	0
Gary C. Kaufman	SERP	N/A	687,872	0
Thomas L. Patz	SERP	N/A	179,430	0
Daniel G. Interlandi	SERP	N/A	402,085(3)	0
Bernard Jammet	SERP	N/A	177,372	0

(1)
The value of benefits under the SERP is not based on years of service, but is determined based on the (a) participant’s age at retirement, at a change of control of the Company or at death, and (b) the base salary received by the participant during the 12 months immediately preceding his or her retirement or death.

(2)
Assumptions used to measure present value of accumulated benefit as of June 30, 2007 are Normal Retirement, the named executive officer’s base salary remaining constant at fiscal year 2007 amounts and discount rate of 6.1%, which is based on the internal rate of return for a portfolio of high-quality bonds (Moody’s Aa Corporate bonds) with maturities that are consistent with projected future cash flows.

(3)	As Mr. Interlandi retired effective August 15, 2007, which was before his 62nd birthday, he will not be entitled to receive any benefit under the SERP plan.

Under the terms of the SERP, participants who are vested (or their designated beneficiaries upon death) will receive 10 annual payments over nine years commencing 6 months after the earlier of death or retirement on or after age 62. A participant becomes vested after completing eight years of service and then upon the first to occur of:

(i) the participant attaining age 62 (provided the person is employed by us on his or her 62nd birthday); or

(ii) there is a change in control of the company (which, under the SERP is generally deemed to occur if a person acquires 50% or more of the outstanding shares of common stock or the combined voting power of the securities of the company entitled to vote generally in the election of directors, or upon the occurrence of other specified corporate transactions immediately after which persons who hold 50% of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity did not hold common stock of the Company before the transaction); or

(iii) the participant dies before attaining age 62.

The value of benefits under the SERP is not based on years of service. Rather, it is determined based on the (1) participant’s age at retirement or at death (as applicable), and (2) the base salary received by the participant during the 12 months immediately preceding his or her retirement or death. The annual benefit rates are as follows:

Benefit Rate
18%	Participant’s retirement between 62nd and 63rd birthday, or death before 63rd birthday
21%	Participant’s retirement or death after 63rd birthday but before 64th birthday
24%	Participant’s retirement or death after 64th birthday but before 65th birthday
30%	Participant’s retirement or death after 65th birthday

The benefit rate is multiplied by the participant’s annual base salary at the date of retirement or death (as applicable) to determine the annual payment amount.

Nonqualified defined contribution and other nonqualified deferred compensation plans

We do not currently offer any nonqualified defined contribution or other nonqualified deferred compensation plans.

Severance Payments

The following table shows the amounts that would be paid to each named executive officer in case of termination of employment, assuming that the termination occurred on June 29, 2007 (the last business day of fiscal 2007).

Name	Termination by Company With Good Cause or Voluntary Resignation ($)	Termination by Company Without Good Cause ($)	Resignation for Good Reason ($)	Resignation or Termination in Connection With a Control Change ($)
A. L. Giannopoulos (1),(3),(4)	0	11,500,000	11,500,000	11,500,000
Gary C. Kaufman (2),(3),(4)	0	3,610,000	3,610,000	3,408,600
Thomas L. Patz (2),(3),(4)	0	2,940,250	2,940,250	2,776,215
Daniel G. Interlandi(5)	0	0	0	0
Bernard Jammet(5)	0	0	0	0

(1)
For Mr. Giannopoulos, a change of control is generally defined in his employment agreement as when a person or entity acquires a 20% ownership interest in the Company, or upon certain changes in the composition of the Board of Directors.

(2)
For Messrs. Kaufman and Patz, a change of control is generally defined in their employment agreements as when a person or entity acquires a 40% ownership interest in the Company, or upon certain changes in the composition of the Board of Directors.

(3)
Good Cause is generally defined in the employment agreements as (i) felony conviction, (ii) a breach of the confidentiality or non-compete clauses in the agreements, or (iii) a material failure to perform the employee’s duties not cured within a specified notice-and-cure period.

(4)
Good Reason is generally defined in the employment agreements as (i) assignment by the Company to the employee of material duties inconsistent with his position, (ii) efforts by the Company to reduce the employee’s salary or target bonus, or fringe benefits without the consent of the employee, or (iii) the Company’s failure to obtain the agreement of any successor-in-interest to the Company to assume the Company’s obligations under the agreement.

(5)	Messrs. Interlandi and Jammet do not have employment agreements.

Termination Payments other than in connection with a Change of Control

Pursuant to his employment agreement, if Mr. Giannopoulos is terminated other than for Good Cause or if he resigns for Good Reason, then he would be eligible to receive payment of all of the salary and Target Bonus payments provided for in his employment agreement for the period beginning on the date of termination of employment and ending on June 30, 2011.

Messrs. Kaufman and Patz are entitled to certain benefits upon termination, in accordance with the terms of their employment agreements. If Messrs. Kaufman or Patz are terminated other than for Good Cause or if they resign for Good Reason (both as defined above), then the executive would be eligible to receive all base salary through the then-current expiration date of their employment agreement plus three times the eligible Target Bonus for the fiscal year in which their employment was terminated.

Termination Payments in connection with a Change of Control

Pursuant to his employment agreement, Mr. Giannopoulos is eligible to receive a termination payment equal to the aggregate balance of his salary and bonus for the remaining term of his Employment Agreement upon a change of control, which is defined as when a “person, firm or group … by virtue of his or their acquisition or ownership of at least twenty percent (20%) of the Common Stock of the Company, shall have the power to control and direct the management and business affairs of the Company.”

Under their employment agreements, Messrs. Kaufman and Patz are entitled to receive termination payments in case of a control change. Under their agreements, a control change is defined as (a) when a person owns at least 40% or more of the voting stock of the company, (b) when after a merger or similar transaction, the shareholders of MICROS from before the transaction will not hold at least 60% of the resulting entity or where the members of the Board of Directors before the transaction would not constitute a majority of the board after the transaction, (c) a sale or other disposition of all or substantially all of the assets of the company, or the liquidation or dissolution of the company, or (d) a change in the board of directors such that a majority of the new members of the board are different than the directors who were members before the election, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors before the election.” For each of Mr. Patz and Mr. Kaufman, the change of control payment equals 2.99 times the sum of (i) his highest annual base salary prior to his date of termination and (ii) his eligible target bonus for the fiscal year of his termination.

None of the named executive officers has any contractual entitlement to receive tax gross up payments in connection with a change in control payment.

Director Compensation - Fiscal 2007

Directors other than Messrs. Giannopoulos and Mr. Brown receive a fee of $5,000 per quarter for Board service, and $1,500 for each Board meeting attended. Messrs. Giannopoulos and Brown are not compensated for service on the Board. In addition, each member of a Board committee receives an additional $1,500 for each committee meeting attended, and the Chairman of the Audit Committee, effective October 1, 2006, receives an additional fee of $3,000 per quarter, given the fact that he has additional review responsibilities and participates in certain financial review meetings with the Finance Department and PriceWaterhouseCoopers LLP.

The table below provides information regarding director compensation in fiscal 2007, which reflects the standard compensation described above. The table does not include compensation for reimbursement of travel expenses related to attending board and board committee meetings, or other reasonable out-of-pocket expenses arising from Board service.

We have determined that any Director who is not “independent”, as defined by the rules of the NASDAQ Stock Exchange, shall not be entitled to receive any fees associated with serving on the Board of Directors, or any of its committees, other than reimbursement for actual and usual costs and expenses associated with Board service. Accordingly, neither Mr. Giannopoulos nor Mr. Brown receives additional compensation for serving as directors. Mr. Giannopoulos’ compensation is described above, and Mr. Brown’s consulting agreement is described below under Certain Relationships and Related Transactions.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. L. Giannopoulos	0	N/A	N/A	N/A	N/A	N/A	0
Louis M. Brown, Jr.	0	N/A	N/A	N/A	N/A	N/A	0
B. Gary Dando	47,000	N/A	N/A	N/A	N/A	N/A	47,000
John G. Puente	42,500	N/A	N/A	N/A	N/A	N/A	42,500
Dwight S. Taylor	36,500	N/A	N/A	N/A	N/A	N/A	36,500
William S. Watson	38,000	N/A	N/A	N/A	N/A	N/A	39,500

Cash Compensation Detail

Name	A.L. Giannopoulos	Louis M. Brown, Jr.	B. Gary Dando	John G. Puente	Dwight S. Taylor	William S. Watson
Fees For Overall Board Service($)	0	0	20,000	20,000	20,000	20,000
Fees for Board Meetings($)	0	0	12,000	12,000	12,000	9,000(1)
Audit Committee Fees($)(2)	N/A	N/A	15,000(3)	6,000	N/A	6,000
Compensation Committee Fees($)(4)	N/A	N/A	N/A	4,500	4,500	4,500
Nominating Committee Fees($)(5)	N/A	N/A	N/A	N/A	0	0
Total ($)	0	0	47,000	42,500	36,500	39,500

(1)	Mr. Watson was absent from two of the eight board meetings.
(2)	The Audit Committee consists of Messrs. Dando, Puente, and Watson. Mr. Dando is the Audit Committee Chairman.
(3)	This consists of $1,500 for each of the four meetings convened, and the additional fee of $3,000 per quarter (commencing October 1, 2006) for serving as the chairman of the Audit Committee.
(4)	The Compensation Committee consists of Messrs. Puente, Taylor, and Watson.
(5)	The Nominating Committee consists of Messrs. Taylor and Watson. There were no Nominating Committee meetings during fiscal year 2007.

AUDIT COMMITTEE REPORT

The Audit Committee hereby reports as follows:

Management is responsible for the Company’s financial statements and the financial reporting process, and for an assessment of the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended 2007. The Audit Committee has also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope of and plans for their respective audits.

The Audit Committee has met with the internal auditors and with PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the company’s financial reporting process and internal accounting controls in addition to the other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be modified or supplemented.

PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600 T, and the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.

The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of certain international tax services is compatible with maintaining the auditors’ independence, and thereafter approved the engagement of PricewaterhouseCoopers LLP for the provision of such tax services. In fiscal year 2007, both PricewaterhouseCoopers LLP and Ernst & Young LLP provided tax services to the Company; both PricewaterhouseCoopers LLP and Ernst & Young LLP will continue to provide tax services to the Company in fiscal year 2008.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements for the year ended June 30, 2007 be included in the company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal year 2008, subject to Shareholder ratification.

B. GARY DANDO (Chairman)
JOHN G. PUENTE and WILLIAM S. WATSON
Members of the Audit Committee

Stock Performance Graph

The following line graph compares (1) the cumulative total Shareholder return on the Company’s Common Stock during the past five fiscal years, based on the market price of MICROS Systems, Inc. Common Stock, with (2) the cumulative total yearly return of the S&P 500 Index and (3) the S&P Application Software composite index. The graph assumes $100 invested on June 30, 2002, in MICROS Systems, Inc. Common Stock, and an identical amount in the S&P 500 Index and the S&P 500 Application Software composite index, and assumes the reinvestment of dividends.

SHAREHOLDER RETURNS

Company/Index	Jun-02	Jun-03	Jun-04	Jun-05	Jun-06	Jun-07

MICROS Systems, Inc.	$100.00	$119.09	$173.11	$322.99	$315.27	$392.64
S&P 500 Index	$100.00	$100.25	$119.41	$126.96	$137.92	$166.31
S&P 500 Application Software	$100.00	$105.56	$120.59	$138.51	$150.83	$182.55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective June 30, 1995, as subsequently amended, the Company and Louis M. Brown, Jr., Vice Chairman of the Board, entered into a consulting agreement terminating June 30, 2008, pursuant to which Mr. Brown is to provide on the average 20 hours per week of consulting services to the Company in exchange for a base consulting fee of $250,000 per year plus an annual target bonus. During fiscal 2007, the Company compensated Mr. Brown $405,414 for consulting fees, including a $155,414 annual target bonus that was accrued in fiscal year 2007 and paid in September 2007.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

The Audit Committee of the Company’s Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2008. The ratification of its selection is to be voted upon at the Annual Meeting. PwC has served in this role since August 1990, and its selection was approved by the Shareholders at the last Annual Meeting. It is expected that representatives of PwC will be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire. If the Shareholders do not ratify the Audit Committee’s selection of PwC, the Audit Committee will consider the selection of another independent registered public accounting firm.

The following is a summary of PwC fees incurred by the Company for fiscal years 2007 and 2006 audit and other professional services:

	2007	2006
AUDIT FEES include the review of interim consolidated financial statements, annual audit of the consolidated financial statements and of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley, required statutory audits of certain foreign subsidiaries and assistance with SEC filings	$2,989,620	$2,720,910
TAX FEES include assistance with foreign tax matters	98,304	100,961
ALL OTHER FEES include other international consulting services, license fees for online financial reporting and assurance literature	10,321	22,381
TOTAL FEES	$3,098,245	$2,844,252

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2008 fiscal year.

PROPOSAL TO AMEND
THE ARTICLES OF INCORPORATION
TO PROVIDE FOR AN INCREASE IN AUTHORIZED CAPITAL STOCK
(PROPOSAL 3)

On October 16, 2007, the Board of Directors unanimously adopted a resolution, subject to shareholder approval, to approve an amendment to the Company’s Articles of Incorporation increasing the aggregate number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 120,000,000 shares.

The Board of Directors has determined that this proposed amendment is advisable and in the best interest of the Company and its stockholders.

Increase in Authorized Capital Stock

The Company’s Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Common Stock, par value of $0.025 per share. As of August 31, 2007, 40,857,273 shares were issued and outstanding, and another 4,814,113 shares were subject to unexercised options granted pursuant to the 1991 MICROS Stock Option Plan, or reserved for issuance in connection with future grants under the Company’s 1991 Stock Option Plan. On November 20, 1998, the Shareholders of the Company last approved an amendment to the Company’s Articles of Incorporation which increased the aggregate number of shares of Common Stock that the Company was authorized to issue from 30,000,000 to 50,000,000 shares. Since that time, the Company implemented a two-for-one stock split effected in the form of a 100% stock dividend.

Adoption of this proposal would permit the Board of Directors, without further approval of the Shareholders (except as may be required by applicable law), to issue additional shares of Common Stock from time to time as the Board of Directors may determine, for such consideration as the Board of Directors establishes. In addition to providing the Company with the ability to issue shares under its stock-based compensation plan, the availability of additional shares of Common Stock would provide flexibility in structuring possible acquisitions of other businesses, enable MICROS to raise additional equity capital if and when needed, and enable the Board of Directors, in its discretion, to declare stock splits or stock dividends in the future. The Company has no present plans, arrangements, or understandings with respect to possible acquisitions or financings requiring the availability of additional authorized common stock; the Board of Directors is presently considering whether to declare a stock split or stock dividend in fiscal year 2008 but has not made any final decision in that respect as of the date of this proxy statement.

The proposed Charter Amendment will increase the total number of authorized shares of Common Stock by an amount substantially greater than that necessary to achieve currently contemplated corporate objectives. The Charter Amendment may be viewed as having the possible effect of diluting the stock ownership of current stockholders, as well as discouraging, under certain circumstances, an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company’s authorized but unissued Common Stock could be issued in one or more transactions which would make a takeover of the Company more difficult or costly. Notwithstanding the above, the proposed Charter Amendment will ensure that the Company continues to have additional shares available for future issuance from time to time as approved by the Board of Directors for any proper corporate purpose, including those referenced above.

Effective Date of the Charter Amendment

If the Charter Amendment is adopted by the required vote of stockholders, the Charter Amendment will become effective when the appropriate Articles of Amendment to the Company’s Articles of Incorporation are filed with the State Department of Assessments and Taxation of Maryland. The Company anticipates that this filing will be made promptly following the Annual Meeting, or as soon as practicable thereafter.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the following resolution constituting Proposal 3.

“RESOLVED, that the Company’s stockholders hereby approve the following amendments to the Company’s Articles of Incorporation:

(a) that Article FIFTH of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

FIFTH: The total number of shares which the Corporation shall have authority to issue is 120,000,000, all such shares to be common stock, par value $0.025 per share. Dividends may be declared on the common stock and each share of common stock will entitle the holder thereof to one vote in all proceedings in which action should be taken by stockholders of the Corporation.”

AMENDMENT TO THE
1991 STOCK OPTION PLAN
(INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN)
(PROPOSAL 4)

Introduction

The MICROS Systems, Inc. 1991 Stock Option Plan (the “1991 Option Plan”) was initially approved by Shareholders at the 1991 Annual Meeting. Past amendments approved by Shareholders have increased the number of shares authorized for issuance under the 1991 Option Plan to 16,400,000, after giving effect to stock splits effected in the form of stock dividends. At this Annual Meeting, the Shareholders will consider the adoption of an amendment to the 1991 Option Plan to authorize the issuance of an additional 600,000 shares of Common Stock under the 1991 Option Plan through the grant of incentive stock options and nonqualified options. The increase is being requested to assure that the Company has a sufficient number of options available to compensate, reward and provide incentives to current employees, and also to recruit new employees. The Company last sought and obtained the approval of the Shareholders to authorize additional shares of Common Stock at the 2006 Annual Meeting of Shareholders.

The affirmative vote of a majority of all votes cast by Shareholders at the Annual Meeting is required to adopt the amendment to the 1991 Option Plan.

The principal features of the 1991 Option Plan are summarized below. The summary is qualified by reference to the complete text of the 1991 Option Plan, which is attached as Exhibit A.

Purpose

The purpose of the 1991 Option Plan is to provide a performance incentive to certain officers and other key employees of the Company and its subsidiaries in order that such persons may acquire a (or increase their) proprietary interest in the Company and to encourage such persons to remain in the employ of the Company and its subsidiaries. In addition, non-employee Directors may participate in the 1991 Option Plan.

Administration

The 1991 Option Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrating Committee”). Currently, the Compensation Committee of the Board of Directors serves as the Administrating Committee. The members of the Administrating Committee must be “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act. The Administrating Committee determines the persons to whom options are granted, the terms of the options and the number of shares covered by each option, vesting, and other terms of the option.

Duration, Amendment and Termination

The 1991 Option Plan became effective as of September 23, 1991, and currently will terminate on December 31, 2010, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 1991 Option Plan at any time, the Board of Directors also has the power to amend the 1991 Option Plan; provided, no amendment to the 1991 Option Plan may be made without Shareholder approval if the amendment would (i) change the minimum option prices set forth in the 1991 Option Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 1991 Option Plan, (iv) materially increase the number of shares of Common Stock that may be subject to options under the 1991 Stock Option Plan, or (v) materially modify the requirements as to eligibility under the 1991 Option Plan.

Eligibility

The 1991 Option Plan provides for the grant of options to non-employee directors, officers and other key employees of the Company and its subsidiaries. As described below, non-employee directors may be granted only non-qualified options. In fiscal year 2007, 132 officers and other key employees had been granted options under the 1991 Option Plan. All full-time salaried employees are eligible to receive options, as well as all officers of the Company and any non-employee directors. As of June 30, 2007, we employed 4,360 full-time employees.

Awards under the 1991 Option Plan

Since its inception a total of 16,400,000 shares of the Company’s Common Stock have been reserved for issuance upon exercise of options under the 1991 Option Plan. If this Proposal No. 4 is approved by the Shareholders at the 2007 Annual Meeting, the total number of shares reserved for issuance under the plan will increase to 17,000,000. As of September 30, 2007, 11,849,367 shares have been issued upon exercise of options and 1,597,926 shares underlie currently exercisable options. As of September 30, 2007, the closing market price for the Company’s Common Stock was $65.07 per share.

The 1991 Option Plan provides for the grant of incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other options, which are referred to as “non-qualified” options. If an option expires without being exercised in full, such shares of Company Common Stock underlying options that were not exercised are again available for grant under the 1991 Option Plan.

The type and term of each option granted under the 1991 Option Plan are determined by the Administrating Committee. The option price per share cannot be less than the fair market value of the Company’s Common Stock at the date of grant of the option. Fair market value is equal to a price not less than the last sales price on the date of grant reported for the Common Stock on the NASDAQ Stock Market. An option may contain such other terms, not inconsistent with the terms of the 1991 Option Plan, as are deemed appropriate by the Administrating Committee, including a provision that enables the Company to re-acquire an option for cash.

Exercise of Options

An option may be exercised by an optionee by delivery to the Company of the exercise price, which must be paid either: (i) in cash or check; or (ii) at the discretion of the Administrating Committee, by delivery of previously owned shares of Common Stock or by a combination of cash and Common Stock. The term of an option may not exceed ten (10) years. An option is exercisable in such installments and at such times during its term as determined by the Administrating Committee. With respect to incentive stock options, the aggregate fair market value of shares underlying options that first may become exercisable by an optionee during any year may not exceed $100,000.

Termination of Employment
Except as otherwise determined by the Administrating Committee, the following terms will apply upon an optionee’s termination of employment or service as a non-employee Director.

If the optionee’s employment (or service as a non-employee Director) terminates by reason of death, all options become fully exercisable and may be exercised by the optionee’s estate within one year after the date of such death but not later than the date on which such options would otherwise expire. An “optionee’s estate” means the optionee’s legal representative or any person who acquires the right to exercise an option by reason of the optionee’s death.

If the optionee’s employment (or service as a non-employee Director) is terminated as a result of disability, all options become fully exercisable and may be exercised within one year after such termination but not later than the date on which such options would otherwise expire.

If an optionee retires on or after age 62, all options become fully exercisable and may be exercised for a period of three months after such retirement, but not later than the date on which the options would otherwise expire; if the optionee dies during the three month period, the optionee’s estate may exercise the option until the first anniversary of the date of the optionee’s termination, but no later than the date on which such options would otherwise expire.

If an optionee’s employment (or service as a non-employee Director) terminates other than for retirement, death or disability, the options held by such optionee, to the extent exercisable as of the date of termination, may be exercised at any time during the thirty (30) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of misconduct or any act that is adverse to the Company, all options expire as of the date of termination.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

Incentive Stock Options

Incentive stock options under the 1991 Option Plan are intended to meet the requirements of Section 422 of the Code. There are no tax liabilities to the optionee upon the grant of an incentive stock option. In general, if an optionee acquires stock upon the exercise of an incentive stock option, no income will result to the optionee upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. The basis to the optionee of shares acquired on the exercise of an incentive stock option will be equal to the exercise price. Any gain or loss realized upon the sale of the shares acquired will be treated as capital gains or loss, as applicable. If the optionee fails to satisfy the one- or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock generally equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. The Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income. Although the exercise of an incentive stock option will not result in regular income tax liability to an optionee, it may subject the optionee to liability for the “alternative minimum tax.”

Non-Qualified Options

There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares, he/she will recognize capital gain or loss.

The Board of Directors recommends a vote FOR the proposal to increase the number of shares issuable under the MICROS Systems, Inc. 1991 Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the US Securities and Exchange Commission (“SEC”).

Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal year 2007 all filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners have been satisfied.

EQUITY COMPENSATION PLAN INFORMATION

	As of June 30, 2007
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	3,560,464	$34.34	1,564,095

Equity compensation plans not
approved by security holders	N/A	N/A	N/A

Total	3,560,464	$34.34	1,564,095

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposals submitted by Shareholders for inclusion in the Company’s proxy statement and proxy for the 2008 Annual Meeting of Shareholders of the Company must be addressed to the attention of the Corporate Secretary c/o MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, and received no later than June 20, 2008. Such proposals must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In connection with any proposal submitted by a Shareholder for consideration at the 2008 Annual Meeting of Shareholders, other than proposals submitted for inclusion in the Company’s proxy statement and proxy, the persons named in the form of proxy provided by the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting, without including advice on the nature of the matter and how such persons intend to vote on the proposal, if appropriate notice of the stockholder’s proposal is not received by the Company at the address included in the preceding paragraph by September 7, 2008.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those discussed herein that are to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in regard thereto according to their discretion.

By Order of the Board of Directors,

Columbia, Maryland	/s/ Thomas L. Patz
October 18, 2007
Thomas L. Patz, Executive Vice President, Strategic Initiatives, General Counsel and Corporate Secretary

EXHIBIT A
MICROS SYSTEMS, INC.
1991 STOCK OPTION PLAN
(REFLECTING PROPOSED AMENDMENTS)

1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the “Plan”), is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the “Company”) stock by key employees of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, nonemployee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options (“ISOs”) (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) and nonqualified options.

2. ADMINISTRATION. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be “non-employee directors” (within the meaning of Rule 240.16(b)-3 of the Securities and Exchange Commission). The Committee shall determine the purchase price of the stock covered by each option, the employees and nonemployee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. EFFECTIVENESS AND TERMINATION OF PLAN.

(a) The Plan shall become effective as of September 23, 1991.

(b) This Plan shall terminate on the earliest of (i) December 31, 2010, (ii) the date when all shares of the Company’s Common Stock (the “Shares”) reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan’s termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

4. GRANTEES. Subject to Section 2, options may be granted to key employees (including directors and officers) and nonemployee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a “Grantee”); provided, however, ISOs shall only be granted to employees.

5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 17,000,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

(a) Price. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code (“10% Shareholder”), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported. Except as set forth in the following sentence, the exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid (i) by delivery of Common Stock already owned by, and in possession of, the Grantee; (ii) by delivery of any combination of United States dollars or Common Stock or (iii) through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or any successor regulation of the agency then responsible for administering margin regulations pertaining to securities brokers.

(b) Limit on Incentive Option Amount. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

(c) Duration and Exercise of Options. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Shareholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

The Plan shall be subject to approval by the Company’s shareholders within one (1) year from the date on which it was adopted. Prior to such shareholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such shareholder approval. If the Plan is not approved by the Company’s shareholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

(d) Termination of Employment. Except as otherwise determined by the Committee, upon the termination of a Grantee’s employment (or service as a nonemployee director), the Grantee’s rights to exercise an option shall be as follows:

i) If the Grantee’s employment (or service as a nonemployee director) is terminated on account of total and permanent disability (pursuant to the Company’s long-term disability plan for Grantees who are employees) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee’s estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

ii) In the case of a Grantee whose employment (or service as a nonemployee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee’s estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

iii) In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee’s estate may exercise such option during the period ending on the first anniversary of the Grantee’s retirement but in no event after the expiration of the term of the option.

iv) In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a nonemployee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee’s estate in the event of the Grantee’s death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to such termination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee’s termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee’s option shall expire as of the date of termination of employment.

v) A Grantee’s “estate” shall mean the Grantee’s legal representative or any person who acquires the right to exercise an option by reason of the Grantee’s death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e) Transferability of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee’s lifetime only by the Grantee.

(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and consistent with the terms hereof. Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

(g) Minimum Number of Shares. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

(h) Maximum Number of Shares. Subject to adjustments as provided in Section 7(a) hereof, the maximum number of Shares subject to options that may be granted hereunder during any one fiscal year of the Company to any one individual shall be limited to 200,000 Shares.

(i) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash.

7. CAPITAL STRUCTURE CHANGES.

(a) If the outstanding shares of the Company’s Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number, kinds and limits of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

(b) Fractional Shares resulting from any adjustment in options pursuant to Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

(d) Options may be granted under this Plan from time to time in substitution for similar options held by employees of corporations who become or are about to become employees of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without shareholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, materially increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option.

10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing persons may be entitled to other indemnities under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or under any power that the Company or a subsidiary may have.

12. GOVERNING LAW. Except to the extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.